UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2010

EPL INTERMEDIATE, INC.

(Exact name of registrant as specified in its charter)

333-115644
(Commission File Number)

Delaware	13-4092105
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3535 Harbor Blvd. Suite 100, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 599-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

(b)
On August 11, 2010, Stephen E. Carley, President, Chief Executive Officer and director of EPL Intermediate, Inc. (“Intermediate”) and President, Chief Executive Officer and director of El Pollo Loco, Inc., a wholly-owned subsidiary of the Company (“EPL” and jointly with Intermediate, “the Company”), notified the Company of his voluntary resignation as President, Chief Executive Officer and director of the Company, effective as of September 12, 2010.

(c)
Effective as of September 12, 2010, Stephen J. Sather, age 62, Senior Vice President of Operations of the Company, will be appointed to serve as the acting President and Chief Executive Officer of the Company. Mr. Sather will continue to serve in his current position as Senior Vice President of Operations while serving as acting President and Chief Executive Officer of the Company.

Mr. Sather was elected Senior Vice President of Operations of the Company in February 2007 and has held that position at EPL since January 2006. From March 2002 to December 2005, he served as Senior Vice President Retail Operations for Great Circle Family Foods, LLC and from December 1996 to December 2001, he served as Chief Operating Officer for Rubio’s Restaurants, Inc.

The material terms of Mr. Sather’s current employment arrangement with the Company, including of Mr. Sather’s employment agreement, have been previously disclosed by the Company in Item 11. Executive Compensation of Part III of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2010, which disclosures are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPL INTERMEDIATE, INC. (Registrant)

Date: August 12, 2010	By:	/s/ Jerry Lovejoy
Jerry Lovejoy
Senior Vice President